UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2012

ECOTALITY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3720
San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information disclosed in Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2012, the Registrant entered into a two-year employment agreement (the “Employment Agreement”) with Murray Jones, age 65, who will serve as the Chief Operating Officer of the Registrant.

The Employment Agreement which provides for, among other things, an annual base salary of $275,000, an annual target bonus of 30% of Mr. Jones’ then base salary, and a grant of 100,000 options to purchase shares of the Registrant’s common stock under the ECOtality, Inc. 2007 Equity Incentive Plan, which will vest over a period of two years.

The foregoing description of the Employment Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Employment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

10.1	Employment Agreement, dated as of January 1, 2012, by and between ECOtality, Inc. and Murray Jones

99.1	Press Release of ECOtality, Inc., dated January 5, 2012, Announcing the Appointment of Murray Jones as Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	January 6, 2012
Jonathan R. Read

/s/ H. Ravi Brar	Chief Financial Officer	January 6, 2012
H. Ravi Brar

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit

10.1	Employment Agreement, dated as of January 1, 2012, by and between ECOtality, Inc. and Murray Jones

99.1	Press Release of ECOtality, Inc., dated January 5, 2012, Announcing the Appointment of Murray Jones as Chief Operating Officer